UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

GAMMACAN INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-32835
(Commission File Number)

33-0956433
(IRS Employer Identification No.)

39 Jerusalem St.
Kiryat Ono 55423 Israel
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 972 3 7382616

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Each of Elisha Martinez and Dr. Lior Soussan-Gutman resigned as members of the Board of Directors of Gammacan International, Inc. In connection with the foregoing resignations, on November 6, 2006, Steven Katz and Albert Passner were each appointed as members of the Board of Directors of Gammacan International, Inc. to fill the vacancies created.

In connection with their appoint as members of such company’s Board of Directors, each of Mr. Katz and Mr. Passner received options to purchase an aggregate of 150,000 shares of the Company’s common stock. The exercise price is $0.45 per share and shall be vested with respect to 25% of the shares after the first anniversary of his appointment and thereupon in equal instalments for 36 months.

Steven Katz

Mr. Katz is the president of Steven Katz & Associates, Inc., a health care and technology based management consulting firm specializing in strategic planning, corporate development, new product planning, technology licensing and structuring and securing various forms of financing and has been the president since 1982. From January 2000 to October 2001 Mr. Katz was also President, Chief Operating Officer and a director of Senesco Technologies, Inc., an American Stock Exchange listed company engaged in the identification and development of proprietary gene technology with application to human, animal and plant systems. From 1983 to 1984 Mr. Katz was a co-founder and Executive Vice President of S.K.Y. Polymers, Inc., a bio-materials company. Prior to this, Mr. Katz was Vice President and General Manager of a non-banking division of Citicorp. From 1976 to 1981 he held various senior management positions at National Patent Development Corporation, including President of three subsidiaries. Prior positions were with Revlon, Inc. (1975) and Price Waterhouse & Co. (1969 to 1974). Mr. Katz received a Bachelors of Business Administration degree in Accounting from the City College of New York in 1969. Mr. Katz is presently a member of the Board of Directors of the following publicly-held corporations: Biophan Technologies, Inc., Nanoscience Technologies, Inc., NaturalNano, Inc. and USA Technologies, Inc. and the following private companies Expert Real Estate Services, Inc. and MDSERVE, Inc.

Albert Passner

Mr. Passner has been an independent consultant since 2001. In addition, Mr. Passner has been a member of the board of directors of Nanoscience Technologies, Inc. since 2005 and a member of the board of directors of USA Technologies, Inc. since 2006. From 1969 through 2001 Mr. Passner was a member of the technical staff of Lucent (AT&T) Bell Laboratories. Mr. Passner has a Bachelors of Science in Physics from the City College of New York in 1960 and a Masters of Science in Physics from New York University in 1966.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Indemnity Agreement between Gammacan International, Inc. and Steven Katz , dated as of November 13, 2006.
10.2 Indemnity Agreement between Gammacan International, Inc. and David Stevens, dated as of November 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMMACAN INTERNATIONAL, INC.

/s/ Patrick Schnegelsberg

Patrick Schnegelsberg Chief Executive Officer

Date: November 13, 2006